Exhibit 99.1

DIH Holding US, Inc. Receives Nasdaq Staff Determination Letter

DIH Receives Notice for Continued Deficiency and Delist Letter from the Nasdaq Stock Market

DIH Intends to Request Hearing to Appeal in a Timely Manner

NORWELL, Mass., September 5, 2025 — DIH Holding US, Inc. (“DIH” or the “Company”) (NASDAQ:DHAI) received a notice on September 2, 2025, from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that it had failed to regain compliance for continued listing requirements of the Nasdaq Global Market. As previously disclosed, on March 5, 2025, the Company received written notice (the “MVLS Notice”) from the Staff of Nasdaq which notified the Company that, for the previous 30 consecutive business days prior to the date of the MVLS Notice, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a compliance period of 180 calendar days in which to regain compliance with the MVLS continued listing requirement, or until September 1, 2025 (the “Compliance Date”). The Company did not regain compliance with the MVLS Rule by September 1, 2025 and, accordingly, by letter dated September 2, 2025, the Staff notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Panel”).

The Company plans to timely request a hearing before the Panel which will stay any further action for an initial period of 15 days. In connection with the hearing request, the Company plans to also request for an extended stay of any further action pending the hearing. At the hearing, the Company will present its plan to evidence compliance with all applicable listing criteria, and request an extension of time to do so. The Panel has the authority to grant the Company an extension of up to 180 days determination for the MVLS and 360 days from the initial filing delinquency. The Company is considering all options available to it to regain compliance; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Louisa Smith

Investor.relations@dih.com